EXHIBIT 10.24

                             December 18, 1996

Goodyear Capital Corporation
1615 Poydras Street
Suite 2200
New Orleans, LA  70112

Attention: Mr. Charles W. Goodyear, IV
           President

Dear Mr. Goodyear:

      This letter (the "Agreement") confirms the agreement between the undersigned, FM Services Company (the "Company"), and Goodyear Capital Corporation ("GCC"), with respect to the provision of certain consulting services to the Company and its subsidiaries and corporate affiliates (collectively, the "Freeport Entities").

     1. From January 1, 1997 through December 31, 1999 (the "Consulting Term"), GCC agrees to serve as a consultant to the Company. In its capacity as a consultant, GCC will provide to the Company consulting advice related to the financial aspects of the Freeport Entities' businesses, operations and prospects. GCC will cause its president, Charles W. Goodyear, IV ("Mr. Goodyear") to devote such of his time, skill, labor and attention to the performance of any consulting services requested by the Company hereunder as may be necessary for GCC to render the prompt and effective performance thereof, provided that it is generally understood that Mr. Goodyear shall only be required to devote such time to the performance of GCC's duties to the extent contemplated by paragraph 2(vi) of this letter.

     2. It is understood and agreed with respect to this undertaking to provide the consulting services described herein, that:

          (i) GCC will perform such consulting services as an independent contractor to, and not as an agent or employee of, the Company or any of the Freeport Entities, and that, as an independent contractor, GCC shall have the sole and exclusive right to control and direct the details incident to any consulting services required to be provided hereby;

          (ii) this Agreement shall not be deemed or construed to create a partnership, a joint venture, a principal and agent relationship, or any other relationship between GCC and any of the Freeport Entities that would create liability for the Freeport Entities for GCC's actions;

          (iii) nothing herein contained shall be construed as giving any owner or employee of GCC any right to be elected or appointed an officer or director of any one or more of the Freeport Entities or to retain any such position during the Consulting Term or any extension thereof nor shall anything herein be construed as prohibiting an owner or employee of GCC from serving as an officer or director of any one or more of the Freeport Entities pursuant to a separate agreement between such individual and such one or more of the Freeport Entities;

          (iv) except as otherwise authorized in writing by the Chairman of the Board of the Company, neither GCC nor its owners or employees shall (A) represent or hold themselves out to others as employees or agents of any of the Freeport Entities, or (B) have any authority to negotiate or execute any agreements, contracts or commitments on behalf of, or otherwise binding upon, any of the Freeport Entities other than such authority which derives from an owner or employee of GCC occupying the position of an elected officer or director of any of the Freeport Entities;

          (v) the executive officers of any of the Freeport Entities seeking GCC's consulting services will, insofar as it is reasonably practicable, consider GCC's convenience in the timing of their requests, and GCC's failure or inability, by reason of temporary illness of a GCC owner or employee or other cause beyond GCC's control or because of the absence of a GCC owner or employee for reasonable periods, to respond to such requests during any such temporary period shall not be deemed to constitute a default on GCC's part in the performance hereunder of such services; and

          (vi) subject to the provisions of the foregoing clause (v), during the Consulting Term, GCC will make Mr. Goodyear available for the performance of services hereunder with it being understood that such services will typically require approximately 50% of the time Mr. Goodyear spent working on business matters for the Freeport Entities prior to January 1, 1997.

     3. As an independent contractor of the Company, GCC acknowledges and agrees that:

          (i) no GCC owner or employee shall be entitled to any insurance, pension, vacation or other benefits customarily afforded to employees of the Company or of any of the Freeport Entities;

          (ii) No GCC owner or employee shall be treated by the Company or any of the Freeport Entities as an employee for purposes of any federal or state law regarding income tax withholding or for purposes of contributions required by any unemployment, insurance or compensatory program; and

          (iii) GCC will be solely responsible for the payment of any taxes or assessments imposed on GCC on account of the payment of Incentive Fees (as hereinafter defined) or the consulting fee to, or performance of consulting services by, GCC pursuant to this Agreement.

     4. During the term hereof, GCC agrees that GCC will not, without the prior written consent of the Company which shall not be unreasonably withheld or delayed, (i) render any services, whether or not for compensation, to other individuals, firms, corporations or entities in connection with any matters that involve interests adverse to one of the Freeport Entities if the rendering of such services would have a direct material adverse impact on such Freeport Entity, or (ii) engage in any business or activity directly and materially detrimental to the business or interests of any of the Freeport Entities.

     5. GCC acknowledges and agrees to comply with the confidentiality and other provisions set forth in Appendix A to this Agreement, the terms of which are incorporated by reference into, and made a part of, this Agreement. GCC shall cause Mr. Goodyear and any other employees of GCC to execute and deliver to the Company an employee's confidentiality agreement in the form attached hereto as Appendix B.

     6. In the event of a breach or threatened breach by GCC or any of its employees of Section 5 of this Agreement during or after the Consulting Term hereof, the Company shall be entitled to injunctive relief restraining GCC or such employee from violating such paragraph. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity it may have in the event of GCC's breach or threatened breach of this Agreement.

     7. For the consulting services provided by hereunder, throughout the Consulting Term, the Company agrees:

          (i) to pay GCC an annual consulting fee of $1,400,000.00, such fee to be payable monthly in advance in $116,666.67 installments with the first such installment to be due and payable on January 1, 1997;

          (ii) to pay GCC an incentive fee (each, an "Incentive Fee"), in a mutually agreed amount, if GCC provides material assistance to any of the Freeport Entities in originating, managing or advising on a corporate restructuring, sale, purchase, securities issuance, merger or other major transaction (specifically not to include the public issuance of securities having no unusual characteristics) involving one of the Freeport Entities (each, a "Major Transaction") which is successfully consummated, which Incentive Fee shall be payable upon closing of the Major Transaction;

          (iii) to reimburse GCC for, or advance to GCC, all reasonable out-of-pocket travel and other expenses incurred by GCC at the request of any of the Freeport Entities in connection with GCC's performance of services hereunder. Such expenses will be reimbursed or advanced promptly after GCC's submission to the Company of expense statements in such reasonable detail as the Company may require;

          (iv) to make available to GCC secretarial assistance, an analyst to perform financial analysis and other tasks assigned by GCC's president, and a suitable office space, properly configured and outfitted, at the Company's headquarters, for all of which GCC will pay to the Company a monthly amount of $15,636.43, such amount to be paid no later than the 15th day of each month;

          (v) for so long as any of the Freeport Entities provides similar security services to any of the executives of the Freeport Entitites, to provide GCC's president free participation in the security services which monitored Mr. Goodyear's home security system and which patrolled the vicinity of Mr. Goodyear's home prior to the termination of Mr. Goodyear's employment with the Freeport Entities; and

          (vi) to cause the Freeport-McMoRan Foundation or another Freeport Entity to match any charitable gifts made by GCC's president on the same terms and conditions as are available to employees of the Freeport Entities without regard to whether GCC's president qualifies as a participant in the Freeport-McMoRan Foundation's matching gift program for the Freeport Entities.

     If GCC is dissatisfied with the Company staff member(s) provided pursuant to subparagraph (iv) above, the Company shall, at GCC's request, promptly replace the staff member(s) in question with substitute personnel acceptable to GCC in its reasonable discretion. If a substitute staff member receives a different salary or benefit package than the former staff member received, the fee due under subparagraph
(iv) above shall be adjusted to reflect the Company's increased or decreased wage and benefit costs. GCC shall not, under any circumstances, be responsible for reimbursing the Company for the value of any stock options, SARs or long term performance units awarded by one of the Freeport Entities to a staff member assigned to GCC. The staff members provided pursuant to subparagraph (iv) above shall be the Company's employees, and GCC shall not be responsible for such individuals' wages, taxes or benefits. GCC may, however, elect to replace the Company's staff members with GCC's own employees, and, in such event, the fee due under subparagraph (iv) shall be adjusted to reflect the Company's reduced wage and benefit costs.

     If GCC deems a transaction to be a Major Transaction, GCC shall so notify the Company at or around the commencement of the transaction. GCC and the Company shall thereupon determine, by mutual agreement, if the transaction constitutes a Major Transaction and, if the transaction is determined to be a Major Transaction, the amount of the Incentive Fee due GCC upon its closing. If a Major Transaction commences during the Consulting Term but does not close until after the expiration or termination of the Consulting Term (whether the Consulting Term expires as originally scheduled or terminates earlier in accordance with paragraph 8 below or for any other reason), GCC shall nevertheless be entitled to an Incentive Fee upon the closing of such Major Transaction if GCC provided material assistance to any of the Freeport Entities in originating, managing or advising on such Major Transaction prior to the expiration or termination of the Consulting Term.

     8. (i) The term of this Agreement shall be the Consulting Term, subject to any earlier termination of GCC's status as a consultant pursuant to the terms of subparagraph (ii) of this paragraph. Following the expiration of the Consulting Term or earlier termination of this Agreement, each party shall have the right to enforce all rights, and shall be bound by all obligations, of each party that are specified to be continuing rights and obligations under the terms of this Agreement.

          (ii) This Agreement may only be terminated, upon notice given in the manner provided in paragraph 10 hereof, prior to the expiration of the Consulting Term:

               (A)  by the mutual written consent of the Company and GCC;

               (B) by the Company, upon the voluntary bankruptcy or liquidation of GCC, GCC's involuntary bankruptcy if such bankruptcy proceedings are not dismissed or stayed within sixty (60) days of the filing thereof, or Mr. Goodyear's death or long term physical or mental disability or incapacity or other unavailability for a significant period of time;

               (C) by the Company in the event of GCC's (1) inability or failure to perform substantially the consulting services contemplated hereby, (2) material breach of any of the other material covenants of this Agreement or (3) engaging in gross misconduct detrimental to any of the Freeport Entities; provided, however, that no such inability or failure to perform, breach or gross misconduct shall entitle the Company to terminate this Agreement unless the Company first provides GCC with written notice of the inability or failure to perform, breach or gross misconduct specifying the nature of the problem and the steps reasonably necessary to correct the same and GCC nevertheless fails to correct the inability or failure to perform, breach or gross misconduct within thirty
(30) days following GCC's receipt of such notice (or, if the inability or failure to perform, breach or gross misconduct is of a nature which cannot be cured within thirty (30) days, GCC shall have failed to commence and diligently prosecute the cure of the inability or failure to perform, breach or gross misconduct);

               (D)  by the Company for any other reason;

               (E) by GCC if (1) except as expressly contemplated by that certain letter agreement (the "Letter Agreement") dated the date hereof between the Freeport Entities and Mr. Goodyear, any one of Freeport-McMoRan Copper & Gold Inc., Freeport-McMoRan Resource Partners, Limited Partnership, Freeport-McMoRan Inc., McMoRan Oil & Gas Co., FM Properties Inc. (the "Public Freeport Entities") or FM Services Company terminates Mr. Goodyear from any of his officerships with their respective corporations prior to the close of business on December 31, 1999, (2) Mr. Goodyear's officerships with the Public Freeport Entities and FM Services Company are no longer sufficient to maintain Mr. Goodyear's right to continue to receive the economic benefits of all of the stock options, SARs, and performance units listed on Attachment "A" to the Letter Agreement (other than the Forfeited 1996 Stock Options as defined in the Letter Agreement) or (3) any of the Public Freeport Entities fails to maintain coverage of Mr. Goodyear under its directors' and officers' insurance policy as required by the Letter Agreement and by
Section 9 of this Agreement; or

               (F) by GCC in the event of the Company's material breach of any of the other material covenants of this Agreement; provided, however, that no such breach shall entitle GCC to terminate this Agreement unless GCC first provides the Company with written notice of the breach specifying the nature of the problem and the steps reasonably necessary to correct the same and the Company nevertheless fails to correct the breach within thirty (30) days following the Company's receipt of such notice (or, if the breach is of a nature which cannot be cured within thirty (30) days, the Company shall have failed to commence and diligently prosecute the cure of the breach).

The foregoing shall constitute the sole grounds for termination of this Agreement.

If this Agreement is terminated by the Company or GCC prior to the expiration of the Consulting Term for any reason other than those set forth in subparagraphs 8(ii)(A), (B) or (C) above, then the Company shall pay GCC, in a lump sum within thirty (30) days of such termination, the aggregate amount of all remaining monthly installments of the consulting fee provided for herein through the originally scheduled expiration of the Consulting Term and shall pay GCC any Incentive Fees due with respect to Major Transactions which were initiated prior to the termination of this Agreement but which close after termination of this Agreement promptly upon the closing of such Major Transactions.

     9. It is understood and agreed that if any owner or employee of GCC serves in the capacity of an officer or director of one or more Freeport Entities, the Company shall cause such person to be covered by the Freeport Entities' directors' and officers' insurance policy but such person will not be entitled to any other compensation for service as an officer or director. In such event, the Company shall also cause the Freeport Entities in question to indemnify the GCC owner or employee for serving as an elected officer or director to the same extent such Freeport Entities indemnify their other directors and officers, and the determination as to whether the GCC owner or employee has met the standard required for indemnification shall be made in accordance with the articles and bylaws of such Freeport Entities and with applicable regulations and law.

     10. Any notice or other communication required hereunder shall be in writing, shall be deemed to have been given and received when delivered in person or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day hereafter, and shall be addressed as follows:

                   If to the Company, addressed to:

                   Mr. Richard C. Adkerson
                   Chairman of the Board
                   FM Services Company
                   1615 Poydras Street
                   New Orleans, Louisiana  70112

                   If to GCC:

                   Mr. Charles W. Goodyear, IV
                   President
                   Goodyear Capital Corporation
                   1615 Poydras Street
                   Suite 2200
                   New Orleans, LA  70112

or such other address to which either party shall have timely notified the other in writing.

     11. The Company agrees to indemnify GCC and its directors, officers, employees, agents and controlling persons (GCC and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable foreign, federal or state law or otherwise, and related to or arising out of any consulting services contemplated by this Agreement and the performance by GCC of the services contemplated by this Agreement and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action, or proceeding is initiated or brought by the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage or liability is mutually determined by GCC and the Company in good faith or, if GCC and the Company cannot so determine, found in a final, unappealable judgment by a court to have resulted solely from the Indemnified Party's willful misconduct or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or to any other Freeport Entity related to or arising out of the engagement of GCC pursuant to, or the performance by GCC of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is mutually determined by GCC and the Company in good faith or, if GCC and the Company cannot so determine, found in a final, unappealable judgment by a court to have resulted solely from GCC's willful misconduct, gross negligence or willful breach of this Agreement.

The Company agrees that, without GCC's prior written consent, it will not, and it will cause the other Freeport Entities not to, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under this Section 11 (whether or not GCC or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding. If the Indemnified Party involved in the claim, action or proceeding is not entitled to indemnification under this Section 11, the Company, and the other Freeport Entities, may settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding without regard to whether an Indemnified Party is also an actual or potential party to such claim, action or proceeding.

If an Indemnified Party is requested to appear as a witness in any action brought by or against the Company in which an Indemnified Party is not named as a defendant, the Company agrees to reimburse such Indemnified Party for all expenses incurred by it in connection with its appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

The provisions of this Section 11 shall remain in effect indefinitely, notwithstanding the expiration or earlier termination of this Agreement for any reason.

     12. This Agreement shall not be assignable by either party without the prior written consent of the other. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana. This Agreement contains the entire understanding between the Company and GCC with respect to the subject matter hereof. This is an entire Agreement and there are no oral or other representations that form the basis for compensation that are not a part hereof. This Agreement may not be amended, modified or extended otherwise than by a written agreement executed by the parties thereto.

     13. Upon the receipt of confirming invoices from GCC's attorneys, the Company shall promptly reimburse GCC for all attorneys' fees and other related legal costs incurred by GCC in the negotiation of this Agreement and the other ancillary agreements being entered into between the Freeport Entities and Mr. Goodyear on the date hereof. The Company's reimbursement obligation under this Section 13, shall not, however, exceed the maximum amount of $16,000.

     14. The provisions of this Agreement are independent and severable from each other. If, for any reason, any provision of this Agreement is found to be unenforceable, the remainder of this Agreement remains valid and effective and is to be enforced as written, excluding such unenforceable provision.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and GCC by signing and returning to the Company one of the enclosed copies of this letter.

WITNESSES:                        Very truly yours,

/s/
_____________________________
                                   /s/ Richard C. Adkerson
                                  ___________________________________
/s/                               Richard C. Adkerson
______________________________    Chairman of the Board
                                  FM Services Company

Goodyear Capital Corporation hereby confirms that the foregoing correctly sets forth the Agreement between FM Services Company and Goodyear Capital Corporation.

WITNESSES:                       Goodyear Capital Corporation

/s/
______________________________
                                  By:  /s/ Charles W. Goodyear, IV
                                     ________________________________
/s/                                  Charles W. Goodyear, IV
______________________________       President

                                 Date: December 18, 1996
                                       _______________________________




                            APPENDIX A

                      CONFIDENTIALITY TERMS


     This Appendix A to the Consulting Agreement (the "Agreement") by and between FM Services Company (the "Company") and Goodyear Capital Corporation ("GCC") sets forth the parties' mutual understanding and agreement with respect to the obligations of the GCC to maintain the confidentiality of certain information related to the Company and its Affiliates (as defined below). Any terms not otherwise defined in this Appendix A shall have the meaning assigned in the Agreement.

     1.   Definitions.

          (A) "Affiliate" shall mean, with respect to any person or entity (i) any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity, or (ii) any employee of such person or entity or any independent contractor contracted by such person or entity to perform work for the Company. For the purposes of this definition, "control" (including the correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise. The Company's Affiliates shall also include Freeport-McMoRan Inc., Freeport-McMoRan Resource Partners, Limited Partnership, Freeport-McMoRan Copper & Gold Inc., McMoRan Oil & Gas Co., and FM Properties Inc.

          (B) "Company Personnel" means, collectively (i) any Affiliate or joint venture partner of the Company, (ii) any consultant or independent contractor engaged by the Company, (iii) any entity in which the Company or any Affiliate of the Company has an investment interest and (iv) any employee, independent contractor or consultant engaged by any of the entities described in subparts (i)-(iii) of this definition.

          (C)  "Confidential  Information"  means any and all information
(i)(A) which is proprietary to the Company or  any  Company Personnel, or
(B) which is or has been disclosed to GCC by the Company or any Company Personnel with the understanding that it is confidential and is to remain so, and (ii) which GCC obtains during the Consulting Term. Confidential Information includes, without limitation: business plans; environmental reports and plans; information contained in internal and external memoranda and correspondence by or to the Company or any Company Personnel, together with the memoranda and correspondence themselves; information contained in bulletins and newsletters created by the Company or any Company Personnel, together with the bulletins and newsletters themselves; information learned and notes taken in connection with meetings or teleconferences conducted during the Consulting Term with the Company or its Affiliates or consultants; information in the files of the Company and its Affiliates or consultants; information and other data recorded in the databases, files, diskettes, directories, magnetic tape and other storage media of the Company's computer systems or any computer systems on which information or data of the Company is stored or processed; any information relating to decisions or actions taken by the Company or the reasons for such decisions or actions; financial information; trade secrets of the Company; and information relating to the Company's products, operations, technology, computer programs, source codes, data bases, schematics, research and development, engineering, design, construction, manufacturing, purchasing, finance, marketing, product development, business acquisitions, personnel, promotion, distribution and selling activities. Notwithstanding the foregoing, the term "Confidential Information" shall exclude any information (a) which is or becomes generally available to the public from sources such as newspapers, trade publications, government publications or other similar sources (other than as a result of GCC's or its employee's violation of the confidentiality terms imposed under this Appendix A), (b) developed independently by GCC without reliance on any of the Confidential Information provided by the Company or Company Personnel, or (c) any information the release of which would not reasonably be anticipated by GCC 's president, Mr. Charles W. Goodyear, to have a material adverse impact on any of the Freeport Entities.

     2. Confidentiality. GCC hereby acknowledges that during the Consulting Term, GCC will be exposed to certain Confidential Information. GCC agrees during the Consulting Term and thereafter, without limitations as to time, to hold such Confidential Information in strictest confidence, and not to use, except for the benefit of the Company or to disclose, transfer or reveal, directly or indirectly to any person or entity, any Confidential Information without the prior written authorization of the Chairman of the Board of Directors of the Company. All Confidential Information is and shall remain the sole and exclusive property of the Company, subject to its sole discretion as to use. GCC agrees not to use (and not to permit any of its Affiliates to use) any Confidential Information for its own benefit or for the benefit of any person or entity other than the Company.

     3. Third Party Information. GCC acknowledges that the Company has received, and in the future will receive confidential or proprietary information from third parties, subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. GCC agrees to hold all such confidential or proprietary information in the strictest of confidence and not to disclose it to any person or entity (except as necessary in performing GCC's obligations under the Agreement consistent with the Company's agreement with such third party) or to use (or to permit its Affiliates to use) it for the benefit of anyone other than the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of the Chairman of the Board of Directors of the Company.

     4. No Additional Consideration. GCC agrees that no additional compensation in addition to that provided in the Consulting Agreement shall be due it from the Company in consideration of the obligations required of GCC by this Appendix A.

     5. Return of Materials. At the request of the Company or on the termination of the GCC's association with or engagement by the Company, GCC agrees immediately to destroy or deliver to the GCC's primary contact at the Company all papers, notes, data, reference materials, sketches, drawings, memoranda, documentation, software, tools, apparatus and any other materials furnished to GCC by the Company or prepared or made, in whole or in part, by GCC at any time during GCC's association with the Company.

     6. Notice. GCC authorizes the Company to notify others, including any person to whom GCC has disclosed Confidential Information in violation of this Agreement of the terms of this Agreement and its obligations hereunder.

     7. Employee Disclosure. GCC shall cause each of its employees to execute and deliver to the Company an employee's confidentiality agreement in the form attached to the Agreement as Appendix B. Any breach of the employee's confidentiality agreement by a GCC employee shall be deemed to be a breach by GCC itself of the confidentiality terms imposed under this Appendix A.

     8. Governing Laws and Consent to Jurisdiction. Louisiana law shall govern this Appendix A. If any dispute should arise pursuant to the terms of this Appendix A, GCC hereby consents, and agrees to cause each of its employees to consent, to the jurisdiction of the courts of the State of Louisiana or, if the dispute is subject to federal jurisdiction, of the United States federal courts located in the State of Louisiana.

     9.   Severability.    The  provisions   of   this   Appendix A   are
independent and severable from each other. If, for any reason, any provision of this Appendix A is found to be unenforceable, the remainder of Appendix A remains valid and effective and is to be enforced as written, excluding such unenforceable provision.



                            APPENDIX B

                EMPLOYEE CONFIDENTIALITY AGREEMENT

     The undersigned hereby acknowledges receiving a copy of the Confidentiality Terms (the "Confidentiality Agreement") attached as Appendix A to that certain Consulting Agreement between FM Services Company (the "Company") and Goodyear Capital Corporation ("GCC"), dated December 18, 1996, and hereby agrees that the undersigned is an employee of GCC. The undersigned hereby agrees to abide by all terms of the Confidentiality Agreement which are applicable to GCC. The undersigned further agrees that the Company shall have a direct right of action against the undersigned to enforce the terms of the Confidentiality Agreement against the undersigned. If a dispute arises between the Company and the undersigned under the terms of the Confidentiality Agreement, the undersigned consents to the jurisdiction of the courts of the State of Louisiana or, if the dispute is subject to federal jurisdiction, of the United States federal courts located in Louisiana.

WITNESSES:


_____________________________          ___________________________________

                                       Name:______________________________

_____________________________          Date:______________________________